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                                                                    Exhibit 10.1
                           CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is being entered into as of February 3, 2001, by and between Douglas G. Furth ("Consultant") and Empyrean Bioscience, Inc. ("Company"), whereby the Company has agreed to retain the services of the Consultant under the terms and conditions as set forth within the Consulting Agreement.

It is hereby acknowledged that the Company is desirous of retaining the services of the Consultant for assistance in various matters pertaining to corporate growth, strategic planning, public relations and the expansion of the existing shareholder and equity base of the Company, and that the Consultant has agreed to provide such services to the Company in exchange for the due consideration as outlined within the subsequent portions of this Agreement.

SECTION 1                  DESCRIPTION OF CONSULTING SERVICES

Under the terms and conditions of this Agreement, the Consultant has agreed to act in an advisory capacity to the Company and to provide such services in exchange for the due consideration as set forth within this Agreement. The scope of such services shall be described as providing general assistance to the company in the areas of corporate finance, investor relations, strategic alliances, mergers, acquisitions and various other matters as pertaining to growth and the enhancement of shareholder value.

Whereas the Consultant has agreed to act in an advisory capacity to the Company, the Company and the Consultant understand and hereby acknowledge the fact that this is a non-exclusive arrangement, and that the Company and the Consultant are free to enter into any other such consulting and/or business agreement as each party may deem necessary and desirable at any time. Such agreements may include additional consulting agreements, outside business ventures and/or investments as well as any other type of business and/or personal activity as the Company or the Consultant may desire. The Company and the Consultant shall maintain the right to enter into any such outside agreements and ventures, at each party's sole discretion.

As a further provision of this Agreement both the Consultant and the Company acknowledge and agree that there will not be any specific time requirement for utilization by either party, and that the consideration that is due the Consultant under the terms of this Agreement is unrelated to the amount of time that is spent providing such consulting services, and is considered as a fixed cost of this Agreement.

As a condition of this Agreement the Consultant hereby agrees to undertake responsibility for the payment of all expenses incurred in the normal course of



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providing the consulting services that are stipulated under the terms of this
Agreement, with such expenses being inclusive of the following items:

        1. All expenses relating to travel, lodging and entertainment while providing consulting services to the Company, and

        2. All normal office expenses including telephone, facsimile and office supplies as incurred while providing consulting services to the Company.

Any other expenses that may be incurred shall be reimbursed by the Company if incurred with the prior written consent of the Company.

SECTION 2.                 DISCLAIMERS

In recognition and mutual acknowledgement of the fact that the Company is a company in its development stage and is further engaged in a business with little or no current revenues, income or liquid market for its stock at this time the Consultant makes no representations, warranties or other affirmations as to the success of any efforts that may be undertaken on the Company's behalf, and the Company hereby acknowledges, accepts and understands such disclaimers as made by the Consultant.

SECTION 3.                 DUE CONSIDERATION

As consideration for the consulting services as provided by the Consultant to the Company under the terms under the terms and conditions as set forth within this Agreement, the company hereby agrees to the timely payment of the following to the Consultant:

1. A signing retainer in the amount of 284,746 shares of unrestricted common stock in the Company and any of its successor entities, upon the execution of this Agreement.

2. An earnout of 100,000 free-trading shares of unrestricted common stock in the Company when the common stock of the Company, as quoted on the NASD or any other exchange that is designated to quote a market price for the stock, trades at an average price of $0.70 per share for a period of fifteen (15) consecutive calendar days.

3. An earnout of 100,000 free-trading shares of unrestricted common stock in the Company when the common stock of the Company, as quoted on the NASD or any other exchange that is designated to quote a market price for the stock, trades at an average price of $1.25 per share for a period of fifteen (15) consecutive calendar days.




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4.   An earnout of 100,000 free-trading shares of unrestricted common stock in the Company when the common stock of the Company, as quoted on the NASD or any other exchange that is designated to quote a market price for the stock, trades at an average price of $2.00 per share for a period of fifteen (15) consecutive calendar days.

5. An earnout of 100,000 free-trading shares of unrestricted common stock in the Company when the common stock of the Company, as quoted on the NASD or any other exchange that is designated to quote a market price for the stock, trades at an average price of $3.00 per share for a period of fifteen (15) consecutive calendar days.

6. An earnout of 100,000 free-trading shares of unrestricted common stock in the Company when the common stock of the Company, as quoted on the NASD or any other exchange that is designated to quote a market price for the stock, trades at an average price of $4.00 per share for a period of fifteen (15) consecutive calendar days.

7. A fee of seven percent (7%) of all monies raised if the consultant is successful in raising equity for the Company, payable at closing.

8. A fee of two and one-half percent (2.5%) of all monies raised if the consultant is successful in raising debt for the Company, payable at closing.

9. In the event the Consultant is successful in securing any merger, acquisition, consolidation or other similar transaction for the Company, a fee based upon the economic value of the transaction, with a minimum fee payable of $200,000, will be due to the Consultant at closing as follows:

        -        5% for the first $1 million;
        -        4% for the second $1 million;
        -        3% for the third $1 million;
        -        2% for the fourth $1 million; and
        -        1% for any amount thereafter.

Both the Consultant and the company hereby acknowledge and agree that the earnouts as listed above are arbitrary benchmarks of the Company's success and that such benchmarks do not represent any warranty that the Consultant will be able to exert any influence whatsoever on the price of the stock.

In the event of a stock-split or reverse stock-split, the bonus share price trading activation levels shall be adjusted in direct proportion to the split (i.e. a 2-for-1 split alters the share activation level to one-half of the previously set forth levels).

As a condition of this Agreement, subheadings 2-6 as listed above in the Due Consideration portion of this Agreement shall be considered as having survived



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the term of this Agreement, and shall remain in full force and effect until one of the following has occurred:

        a.       the earnout provisions have been fulfilled, or
        b. one year has passed subsequent to the termination date of this Agreement, or
        c. this Agreement has been terminated by the Company for cause under Section 7.

SECTION 4.                 TIMELY PAYMENT

As a condition of this Agreement it is hereby understood that all obligations as incurred by the Company shall be paid to the Consultant in a timely manner. It is acknowledged that all such obligations shall become due and payable within the following timeframes:

        a. The signing retainer shall become due and payable upon the execution of this Agreement;
        b. The earnout shares shall become due and payable as of the thirtieth calendar day following the day that the Consultant qualifies for the earnout as set forth in subheadings 2-6 in
                 Section 3, as above; and
        c. Any other pre-approved expenses and distributions shall be considered as becoming due and payable upon notification to the Company by the Consultant.

SECTION 5.                 TERM OF THE AGREEMENT

The term of this Consulting Agreement shall run for a period of one (1) year from the date of its execution by all parties, with additional options for extension thereafter by mutual and written consent. Notwithstanding the foregoing sentence, either party shall have the right to terminate the Agreement at any time through the forwarding of a written notification to the other party with a thirty (30) day notice period. The Company shall have the right to terminate this Agreement immediately and have no further obligations hereunder for "cause" in accordance with Section 7.

SECTION 6.                 TRANSFER OF ASSETS, MERGER

Notwithstanding anything to the contrary herein, if:

        a. All or substantially all of the assets of the Company, should be transferred (either by sale, exchange, foreclosure, liquidation, dissolution, repurchase or other disposition) to a corporation or other entity, or

        b.       A majority of the following persons, Lawrence D. Bain, Richard
                 C. Adamany, Bennett S. Rubin, Robert G.J. Burg II, Michael Cicak and



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                 Dr. Andrew J. Fishleder, each of whom is expected to be
                 elected to the Company's Board of Director's at the next annual meeting of the stockholders, is no longer a member of the Company's Board of Directors,

 this Agreement shall terminate.

SECTION 7.                 TERMINATION FOR CAUSE

The Company shall have the right to terminate this Agreement immediately and have no further obligations hereunder for "cause." For purposes of this Agreement, cause shall be defined as one of the following acts committed by the Consultant, his designates, a subcontractor or other entity that he has engaged to assist him in fulfillment of his duties under this Agreement: (a) commission of a felony or any violation of Federal or state securities laws or rules of the NASD or SIPC, (b) voluntary or involuntary bankruptcy or insolvency, (c) material breach of any written directive from the Company's Board of Directors or Chief Executive Officer, or (d) material misstatement regarding the Company, its financial condition, business or prospects.

SECTION 8.                 LIABILITY AND INDEMNIFICATION

Each party to this Agreement agrees to indemnify the other party and its respective shareholders, directors, officers, employees and agents against, and agrees to hold them harmless from, any and all costs, expenses, losses, damages and liabilities incurred or suffered, directly or indirectly, by any of them (including, without limitation, reasonable attorneys' fees) (collectively "Losses") arising out of or relating to: (i) any failure to perform any covenant made by, or obligation of such party pursuant to this Agreement; (ii) any claim or demand by any third party arising out of allegations that, if true, would constitute a failure to perform any such covenant or obligation by such party; and (iii) any act or omission of such party if such act or omission constitutes the gross negligence of such party.

SECTION 9.                 AUTHORITY

The Company and any affiliates hereby warrant and represent that they have the full power and authority to execute and deliver this Agreement to the Consultant and to perform the obligations as contained herein, and that this Agreement has been duly authorized, executed and delivered by the Company and any affiliates and further constitutes and valid, binding and legally enforceable obligation of the Company and any affiliates.

SECTION 10.                NOTICES, ETC.




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All notices and other communications hereunder shall be in writing and shall be deemed to have been given either; when hand delivered to the addressee's office, or three (3) days after being mailed by first class, registered or certified mail, postage prepaid, addressed as follows:

        a. If to the Consultant to: Douglas G. Furth, 714 Arbor Way, Aurora, Ohio 44202, or to any other such person(s) and/or addresses as may be furnished, in writing, to the Company by the Consultant;

        b. If to the company to: Richard C. Adamany, President and Chief Executive Officer, 23800 Commerce Park Road, Suite A, Cleveland, OH 44122 with a copy to Joseph G. Tegreene, Benesch, Friedlander, Coplan & Aronoff LLP, 2300 BP America Building, 200 Public Square, Cleveland, OH 44114 or to any other such person(s) and/or addresses as may be furnished, in writing to the Consultant by the Company

SECTION 11.                ENTIRE AGREEMENT

The parties hereto agree that this Agreement constitutes the entire agreement between the parties with respect to the subject mater hereof, that that this Agreement supersedes any and all prior agreements and understandings between the parties with regard to such subject matter, and that there are no restrictions, agreements, arrangements, either oral or written, between the parties relating to the subject matter hereof which are not fully and accurately expressed or referred to herein.

SECTION 12.                WAIVERS

Any waiver of the terms and/or conditions as set forth within this Agreement shall not operate as a waiver of any other breach or claim of such terms or conditions or any other term or condition, nor shall any failure to enforce any provisions hereof operate as a waiver of such provision or of any other provision hereof. No waiver, unless it by its own terms explicitly so provides, shall be construed to effect a continuing waiver in any other instance or for any other purpose, or impair the right of the party against whom such waiver is claimed, in all other instances or for all other purposes, to require full compliance with such provision.

SECTION 13.                FURTHER AMENDMENTS

Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms, conditions and purposes of this Agreement.

SECTION 14.                AMENDMENTS




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This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing fully executed by the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

SECTION 15.                ASSIGNMENT; SUCCESSORS AND ASSIGNS

This Agreement shall, except as hereinafter provided, not be assignable by either party without the receipt of the prior written consent of the other. This Agreement may also be assigned pursuant to a sale of substantially all of the assets of the Consultant's practice with or to a party acceptable to the Company, which party shall have assumed the Consultant's obligations hereunder pursuant to an agreement in form and substance reasonably satisfactory to the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors in interest (whether by merger, consolidation or similar transaction), and permitted assigns, except as provided in Section 6.

SECTION 16.                NO AGENCY CREATED

Nothing as contained within this Agreement is intended to create, nor shall any provision hereof be construed so as to create, a partnership, joint venture, coadventure or joint undertaking by and among the Consultant and the Company, or to further constitute the consultant as an agent of the Company, it being the express intention of the parties hereto that the relationship created hereby shall be that of separate and independent contractors acting at all times in their sole and individual capacities. The consultant shall have no authority to act on behalf of the Company in any matter except as expressly outlined within this Agreement, or as may be agreed upon otherwise, in writing.

SECTION 17.                ACCESS; ASSISTANCE; INFORMATION: COMPLIANCE WITH LAW

a. In connection with the Consultant's engagement as contemplated by and through this Agreement the Company and any affiliates hereby agree to furnish the Consultant and any of his designates with all information concerning the Company and any affiliates which the Consultant reasonably deems as being appropriate, and will provide the Consultant with access to, assistance from, availability for communications and meetings with, the Company's and any affiliates files, officers, directors, accountants, counsel, investment bankers, broker-dealers, marketmakers and other outside advisors. The Company represents and warrants to the Consultant that all such information is and will be truthful and accurate in all material respects and that it does not nor will not contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company acknowledges that the consultant will be utilizing and relying upon the accuracy and completeness of the



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     information supplied by or on behalf of the Company and its officers in connection with its engagement without independent verification, and that the Consultant does not assume responsibility for the accuracy and completeness of any such information. The Company will promptly notify the Consultant in writing in the event that it learns of any material inaccuracy in or material omissions from, any information as previously delivered to the Consultant, including, particularly, the financial projections of the Company and any affiliates.

b. The burden of compliance with law for all matters concerning the Company and any affiliates and/or entities which either have or may be contemplating the issuance of Securities, rests with the Company and any such affiliate or entity. Although the Consultant may offer its practical advice or offer comments or observations regarding such matters, he shall not be deemed to provide legal or accounting advice or services, nor to be the maker, author, publisher or be responsible for any statement, representation or misstatement, misrepresentation, omission or alleged misstatement, alleged misrepresentation or alleged omission.

SECTION 18.                SEVERABILITY

In the event that any provision of this Agreement shall be held or deemed to be, or shall in fact be invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or cease, because of conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions herein contained invalid, inoperative or unenforceable, to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained here and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case, except when such construction could operate as an undue hardship on either party, or constitute a substantial deviation from the general intent and purpose of such party is reflected within this Agreement. For purposes of interpretation, no party shall be deemed the drafter of this Agreement.

SECTION 19.                COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts signed by the party against whom enforcement is sought. Fax signatures shall be valid as originals or copies.




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SECTION 20.                SECTION HEADINGS

The headings as utilized throughout this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement

SECTION 21.                GENDER

Whenever used herein the singular noun shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

SECTION 22.                GOVERNING LAW

This Agreement shall be governed by and construed and enforced in accordance with the internal law of the State of Ohio, without regard to the principles of conflicts of laws.

IN WITNESS WHEREOF, the parties have executed or caused to be executed the Agreement as of the date first above written.

DOUGLAS G. FURTH
/s/ Douglas G. Furth
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DATE: February 3, 2001
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EMPYREAN BIOSCIENCE, INC.

BY: /s/ Richard C. Adamary
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TITLE: President
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DATE: February 3, 2001
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